EXHIBIT 21

STIFEL FINANCIAL CORP. AND SUBSIDIARIES

SUBSIDIARIES OF STIFEL FINANCIAL CORP. (1)



				STATE OF	NAMES UNDER WHICH
NAME				INCORPORATION	SUBSIDIARY DOES BUSINESS

Stifel, Nicolaus &		Missouri	Stifel, Nicolaus & Company,
Company, Incorporated				Incorporated

Alliance Realty Corp.		Missouri	Alliance Realty Corp.

Century Securities 		Missouri	Century Securities Associates,
Associates, Inc.                                Inc.

Stifel, Nicolaus Insurance	Arkansas	Stifel, Nicolaus Insurance
Agency, Inc. (2)				Agency, Inc.

S-N Capital Corp. (2)		Missouri	S-N Capital Corp.

Stifel Insurance Agency -	Ohio		Stifel Insurance Agency -
Ohio, Inc. (4)                                  Ohio, Inc.

Stifel Venture Corp.		Missouri	Stifel Venture Corp.

Pin Oak Capital, Ltd. (3)	Missouri	Pin Oak Capital, Ltd.

Stifel Asset Management Corp.	Missouri	Stifel Asset Management Corp.

Stifel CAPCO, L.L.C. 		Missouri	Stifel CAPCO, L.L.C.

Stifel CAPCO II, L.L.C. 	Missouri	Stifel CAPCO II, L.L.C.






(1) Does not include corporations in which registrant owns 50 percent or less of the stock.

(2)  Wholly owned subsidiary of Stifel, Nicolaus & Company, Incorporated.

(3)  Wholly owned subsidiary of Stifel Asset Management Corp.

(4)  Majority owned subsidiary of Stifel, Nicolaus & Company, Incorporated.